Exhibit 99.1

NEWS RELEASE	950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
TUESDAY, OCT. 30, 2007
GROUP 1 AUTOMOTIVE REPORTS 2007 THIRD-QUARTER EARNINGS RESULTS
$30 Million Share Repurchase Authorization Completed; Guidance Revised
HOUSTON, Oct. 30, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported net income for the third quarter ended Sept. 30, 2007, of $20.8 million, or $0.90 per diluted share. This compares with net income of $26.4 million, or $1.10 per diluted share, in the third quarter of 2006. The results for the 2007 third quarter include a $1.6 million pretax charge related to the redemption of $36.4 million of Group 1’s 8.25% senior subordinated notes and a $0.3 million pretax charge for the impairment of assets associated with the disposition of a domestic franchise. Excluding these charges, net income for the 2007 third quarter was $0.95 per diluted share.
2007 Third-Quarter Highlights
•	Revenues grew 3.7 percent with increases in all segments

•	Same-store parts and service gross margin improved 60 basis points to 55.4 percent

•	Same-store finance and insurance gross profit per retail unit increased $117 to $1,078
Same-Store Results
Total revenues declined 3.8 percent reflecting declines in new vehicles of 4.1 percent, retail used vehicles of 6.4 percent and wholesale used vehicles of 7.2 percent, partially offset by a 2.5 percent increase in parts and service and a 2.9 percent increase in finance and insurance (F&I) revenues. Overall gross margin remained constant at 15.6 percent, as a 60 basis-point improvement in parts and service gross margin and the continued strong performance in the finance and insurance business were offset by declines in new and used vehicles. Gross profit declined 3.3 percent, to $234.2 million, from $242.1 million in the same period a year ago.
New vehicle revenues and margin declines reflect increasingly soft market conditions for volume brands. Ford sales declined 20 percent for the quarter versus the prior year and downward margin pressure was experienced across most volume brands, both import and domestic. Improvements in luxury brands were a partial offset. Used vehicle retail revenues and margins were adversely affected by lower trade-in volume and weaker truck sales as increased manufacturer incentives on new vehicles, especially in those Group 1 markets where trucks are traditionally strong, affected used vehicle demand. The 2.5 percent increase in parts and service revenues reflects continued growth in the customer-pay and wholesale parts businesses, partially offset by reductions in warranty-related and collision revenues. Finance and insurance gross profit per retail unit improved $117, to $1,078, from the third quarter of 2006 as a result of initiatives the company began implementing in April of this year. Included in these actions is an enhanced cost structure for many of the company’s vehicle service contract and insurance offerings.

Group 1 Automotive, Inc.
Third-quarter selling, general and administrative expenses (SG&A) grew $1.5 million or 0.8 percent, to $181.6 million, from the third quarter of 2006.
Consolidated Results
Third-quarter total revenues increased 3.7 percent, to $1.7 billion, from the previous-year quarter. Gross profit improved 3.0 percent, to $257.3 million, however, gross margin declined 10 basis points, to 15.5 percent, as margin improvements in parts and service only partially offset the margin declines in new and used retail vehicles.
Selling, general and administrative expenses increased 5.5 percent, to $198.4 million, from the prior-year quarter.
“Increasingly challenging market conditions exerted significant downward pressure on vehicle sales and margins at most of our volume brand dealerships during the third quarter,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “A 20 percent decrease in Ford sales, a major reduction in the gross margin of our major domestic and import volume brands and pressure on the full-size truck used vehicle market could not be offset by improvements in our parts and service and finance and insurance businesses.”
Share Repurchase Authorization Completed
During the third quarter, Group 1 completed its August 2007 authorization to repurchase $30 million of its common stock. The company repurchased 1.3 million shares of its common stock at an average price per share of $35.28 during the third quarter of 2007.
Disposition Update
Group 1 recently disposed of five additional franchises with trailing-twelve-month revenues of $54.5 million. Including these dispositions, the company has divested of 15 franchises in 2007 with twelve-month revenues of $154.8 million.
Group 1 will continue to evaluate its dealership portfolio and dispose of underperforming stores and focus its acquisitions on import and luxury brands outside of Texas and Oklahoma.
Group 1 anticipates incurring approximately $5 million to $10 million in associated disposition charges in 2007, which includes costs associated with disposition actions previously announced in 2007. Year to date, the company has booked $5.0 million toward this estimate.
2007 Full-Year Guidance
Group 1 revised its 2007 full-year guidance to $3.45 to $3.60 per diluted share, from $3.75 to $4.05, based on its outlook and the following revised assumptions:
•	Industry seasonally adjusted annual sales rate (SAAR) of 16.0 million vehicles

•	Negative same-store revenue growth of two percent to three percent

•	A 100-125 basis-point increase in SG&A as a percent of gross margin from 2006 levels excluding one-time items, as lower gross profits offset cost improvements

•	Flat interest rates throughout 2007

•	Tax rate of 36.5 percent

•	Estimated average diluted shares outstanding of 23.4 million

•	Guidance excludes the impact of future acquisitions, dispositions with related exit charges estimated at $5 million to $10 million and any potential asset impairment charges, including those that may result as the company undertakes its required annual review of goodwill and intangible franchise rights during the fourth quarter

Group 1 Automotive, Inc.
Third-Quarter Earnings Release and Conference Call
A conference call to discuss third-quarter financial results and Group 1’s 2007 outlook and strategy will be held at 10 a.m. EST on Tuesday, Oct. 30.
The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the call at: 800-240-5318 (domestic) or 303-205-0033 (international).
A telephonic replay will be available following the call through Nov. 6, by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11098952#.
About Group 1 Automotive, Inc.
Group 1 owns and operates 96 automotive dealerships, 131 franchises, and 24 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
REVENUES:
New vehicle retail sales	$1,042,442	$1,009,300	3.3%	$3,031,117	$2,837,827	6.8%
Used vehicle retail sales	298,257	292,931	1.8	894,745	848,611	5.4
Used vehicle wholesale sales	86,833	83,264	4.3	244,889	251,010	(2.4)
Parts and service	179,416	165,296	8.5	534,590	492,803	8.5
Finance and insurance	54,357	51,021	6.5	158,291	146,172	8.3

Total revenues	1,661,305	1,601,812	3.7%	4,863,632	4,576,423	6.3%

COST OF SALES:
New vehicle retail sales	972,547	937,629	3.7%	2,826,331	2,631,330	7.4%
Used vehicle retail sales	263,717	254,648	3.6	787,074	738,160	6.6
Used vehicle wholesale sales	88,304	84,757	4.2	245,836	252,254	(2.5)
Parts and service	79,482	74,930	6.1	242,005	224,345	7.9

Total cost of sales	1,404,050	1,351,964	3.9%	4,101,246	3,846,089	6.6%

GROSS PROFIT	257,255	249,848	3.0%	762,386	730,334	4.4%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	198,368	188,043	5.5%	593,304	551,463	7.6%

DEPRECIATION AND AMORTIZATION EXPENSE	5,506	4,449	23.8%	15,571	13,384	16.3%

ASSET IMPAIRMENTS	345	—	—%	701	—	—%

INCOME FROM OPERATIONS	53,036	57,356	(7.5)%	152,810	165,487	(7.7)%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(11,842)	(10,065)	17.7%	(35,882)	(34,943)	2.7%
Other interest expense, net	(6,380)	(5,366)	18.9	(18,417)	(13,353)	37.9
Other income (expense), net	(1,410)	(122)	1,055.7	(1,218)	(367)	231.9

INCOME BEFORE INCOME TAXES	33,404	41,803	(20.1)%	97,293	116,824	(16.7)%

PROVISION FOR INCOME TAXES	12,588	15,383	(18.2)%	34,814	43,221	(19.5)%

NET INCOME	$20,816	$26,420	(21.2)%	$62,479	$73,603	(15.1)%

DILUTED EARNINGS PER SHARE:	$0.90	$1.10	(18.2)%	$2.63	$3.01	(12.6)%

Weighted average diluted shares outstanding	23,229	24,009	(3.2)%	23,730	24,432	(2.9)%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30,	December 31,
	2007	2006	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$78,579	$39,313	99.9%
Contracts in transit and vehicle receivables, net	158,965	189,004	(15.9)
Accounts and notes receivable, net	81,192	76,793	5.7
Inventories	793,563	830,628	(4.5)
Deferred income taxes	20,132	17,176	17.2
Prepaid expenses and other current assets	12,558	25,098	(50.0)

Total current assets	1,144,989	1,178,012	(2.8)
PROPERTY AND EQUIPMENT, net	380,162	230,385	65.0
GOODWILL AND OTHER INTANGIBLES	706,517	676,325	4.5
OTHER ASSETS	25,728	29,233	(12.0)

Total assets	$2,257,396	$2,113,955	6.8%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$598,167	$437,288	36.8%
Floorplan notes payable — manufacturer affiliates	143,044	287,978	(50.3)
Current maturities of long-term debt	11,350	854	1,229.0
Accounts payable	134,719	117,536	14.6
Accrued expenses	108,622	97,302	11.6

Total current liabilities	995,902	940,958	5.8
2.25% CONVERTIBLE SENIOR NOTES	281,767	281,328	0.2
8.25% SENIOR SUBORDINATED NOTES	100,180	135,248	(25.9)
MORTGAGE FACILITY, net of current maturities	107,633	—	—
OTHER LONG-TERM DEBT, net of current maturities	19,771	12,063	63.9
DEFERRED INCOME TAXES	17,662	2,787	533.7
OTHER LIABILITIES	29,111	27,826	4.6

Total liabilities before deferred revenues	1,552,026	1,400,210	10.8

DEFERRED REVENUES	17,224	20,905	(17.6)

STOCKHOLDERS’ EQUITY:
Common stock	253	252	0.4
Additional paid-in capital	294,478	292,278	0.8
Retained earnings	500,417	448,115	11.7
Accumulated other comprehensive income (loss)	(1,434)	591	(342.6)
Treasury stock	(105,568)	(48,396)	118.1

Total stockholders’ equity	688,146	692,840	(0.7)

Total liabilities and stockholders’ equity	$2,257,396	$2,113,955	6.8%

BALANCE SHEET DATA:
Working capital	$149,087	$237,054	(37.1)%
Current ratio	1.15	1.25	(8.0)

Long-term debt to capitalization	43%	38%
Excluding Mortgage Facility	37%	38%

Inventory days supply: (1) New vehicle	55	63	(12.7)%
Used vehicle	31	31	—

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Nine Months Ended,
		September 30,		September 30,
		2007	2006	2007	2006
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	12.8%	12.7%	12.1%	12.9%
	New Jersey	5.5	2.5	5.4	2.7
	Louisiana	3.9	4.5	3.8	5.4
	New Hampshire	3.8	4.0	3.7	3.9
	Georgia	3.7	3.9	3.6	3.9
	Florida	3.3	4.6	3.5	4.8
	New York	2.6	2.2	2.5	2.3
	Mississippi	1.5	0.6	1.5	0.2
	Alabama	0.7	0.4	0.9	0.1

		37.8	35.4	37.0	36.2

Central	Texas	31.7	32.9	31.2	33.8
	Oklahoma	9.8	11.2	9.8	10.8
	New Mexico	1.9	2.3	1.9	2.1
	Kansas	1.0	—	1.0	—
	Colorado	—	0.1	—	0.3

		44.4	46.5	43.9	47.0

Western	California	16.1	18.1	17.6	16.8

International	United Kingdom	1.7	—	1.5	—

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		37.1%	37.8%	36.1%	35.7%
Ford		12.3	15.4	12.7	16.1
Nissan/Infiniti		12.0	11.5	12.3	10.7
Honda/Acura		12.4	9.7	12.1	9.7
Chrysler		8.2	8.9	8.2	9.8
GM		6.4	7.7	6.5	8.1
BMW/Mini		6.6	3.1	6.3	3.5
Daimler		2.7	2.9	2.8	3.0
Other		2.3	3.0	3.0	3.4

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		55.8%	54.7%	55.3%	52.0%
Domestic		24.8	29.6	25.3	31.6
Luxury		19.4	15.7	19.4	16.4

		100.0%	100.0%	100.0%	100.0%

Car		54.1%	49.9%	53.6%	49.4%
Truck		45.9	50.1	46.4	50.6

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
REVENUES:
New vehicle retail sales	$1,042,442	$1,009,300	3.3%	$3,031,117	$2,837,827	6.8%
Used vehicle retail sales	298,257	292,931	1.8	894,745	848,611	5.4
Used vehicle wholesale sales	86,833	83,264	4.3	244,889	251,010	(2.4)

Total used	385,090	376,195	2.4	1,139,634	1,099,621	3.6
Parts and service	179,416	165,296	8.5	534,590	492,803	8.5
Finance and insurance	54,357	51,021	6.5	158,291	146,172	8.3

Total	$1,661,305	$1,601,812	3.7%	$4,863,632	$4,576,423	6.3%

GROSS MARGIN:
New vehicle retail sales	6.7%	7.1%		6.8%	7.3%
Used vehicle retail sales	11.6	13.1		12.0	13.0
Used vehicle wholesale sales	(1.7)	(1.8)		(0.4)	(0.5)

Total used	8.6	9.8		9.4	9.9
Parts and service	55.7	54.7		54.7	54.5
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.5%	15.6%		15.7%	16.0%

GROSS PROFIT:
New vehicle retail sales	$69,895	$71,671	(2.5)%	$204,786	$206,497	(0.8)%
Used vehicle retail sales	34,540	38,283	(9.8)	107,671	110,451	(2.5)
Used vehicle wholesale sales	(1,471)	(1,493)	1.5	(947)	(1,244)	23.9

Total used	33,069	36,790	(10.1)	106,724	109,207	(2.3)
Parts and service	99,934	90,366	10.6	292,585	268,458	9.0
Finance and insurance	54,357	51,021	6.5	158,291	146,172	8.3

Total	$257,255	$249,848	3.0%	$762,386	$730,334	4.4%

UNITS SOLD:
Retail new vehicles sold	34,863	35,182	(0.9)%	101,412	97,593	3.9%
Retail used vehicles sold	17,011	18,064	(5.8)	52,027	51,876	0.3
Wholesale used vehicles sold	12,361	12,211	1.2	35,293	34,623	1.9
Total used	29,372	30,275	(3.0)%	87,320	86,499	0.9%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,005	$2,037	(1.6)%	$2,019	$2,116	(4.6)%
Used vehicle retail sales	2,030	2,119	(4.2)	2,070	2,129	(2.8)
Used vehicle wholesale sales	(119)	(122)	2.5	(27)	(36)	25.0
Total used	1,126	1,215	(7.3)	1,222	1,263	(3.2)
Finance and insurance (per retail unit)	1,048	958	9.4	1,032	978	5.5

OTHER:
SG&A expenses	$198,368	$188,043	5.5%	$593,304	$551,463	7.6%
SG&A as % revenues	11.9%	11.7%		12.2%	12.1%
SG&A as % gross profit	77.1%	75.3%		77.8%	75.5%
Operating margin	3.2%	3.6%		3.1%	3.6%
Pretax income margin	2.0%	2.6%		2.0%	2.6%
Floorplan interest	$(11,842)	$(10,065)	17.7%	$(35,882)	$(34,943)	2.7%
Floorplan assistance	10,263	10,365	(1.0)	29,297	28,527	2.7

Net floorplan (expense) income	$(1,579)	$300	(626.3)%	$(6,585)	$(6,416)	2.6%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
REVENUES:
New vehicle retail sales	$944,950	$985,571	(4.1)%	$2,697,261	$2,774,048	(2.8)%
Used vehicle retail sales	262,935	280,974	(6.4)	784,594	812,069	(3.4)
Used vehicle wholesale sales	74,262	80,062	(7.2)	208,417	240,776	(13.4)

Total used	337,197	361,036	(6.6)	993,011	1,052,845	(5.7)
Parts and service	163,270	159,306	2.5	483,310	472,170	2.4
Finance and insurance	51,080	49,623	2.9	147,109	142,064	3.6

Total	$1,496,497	$1,555,536	(3.8)%	$4,320,691	$4,441,127	(2.7)%

GROSS MARGIN:
New vehicle retail sales	6.6%	7.1%		6.7%	7.3%
Used vehicle retail sales	11.9	13.0		12.4	13.0
Used vehicle wholesale sales	(1.6)	(1.5)		(0.5)	(0.3)

Total used	8.9	9.8		9.7	9.9
Parts and service	55.4	54.8		54.4	54.7
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.6%	15.6%		15.9%	15.9%

GROSS PROFIT:
New vehicle retail sales	$62,627	$69,695	(10.1)%	$180,551	$201,621	(10.5)%
Used vehicle retail sales	31,207	36,609	(14.8)	97,016	105,325	(7.9)
Used vehicle wholesale sales	(1,212)	(1,163)	(4.2)	(1,099)	(647)	(69.9)

Total used	29,995	35,446	(15.4)	95,917	104,678	(8.4)
Parts and service	90,478	87,291	3.7	263,161	258,415	1.8
Finance and insurance	51,080	49,623	2.9	147,109	142,064	3.6

Total	$234,180	$242,055	(3.3)%	$686,738	$706,778	(2.8)%

UNITS SOLD:
Retail new vehicles sold	31,929	34,365	(7.1)%	90,475	95,326	(5.1)%
Retail used vehicles sold	15,456	17,278	(10.5)	46,600	49,501	(5.9)
Wholesale used vehicles sold	11,024	11,728	(6.0)	31,097	33,203	(6.3)

Total used	26,480	29,006	(8.7)%	77,697	82,704	(6.1)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,961	$2,028	(3.3)%	$1,996	$2,115	(5.6)%
Used vehicle retail sales	2,019	2,119	(4.7)	2,082	2,128	(2.2)
Used vehicle wholesale sales	(110)	(99)	(11.1)	(35)	(19)	(84.2)
Total used	1,133	1,222	(7.3)	1,235	1,266	(2.4)
Finance and insurance (per retail unit)	1,078	961	12.2	1,073	981	9.4

OTHER:
SG&A expenses	$181,649	$180,128	0.8%	$534,190	$529,946	0.8%
SG&A as % revenues	12.1%	11.6%		12.4%	11.9%
SG&A as % gross profit	77.6%	74.4%		77.8%	75.0%
Operating margin	3.2%	3.7%		3.2%	3.7%
Floorplan interest	$(10,581)	$(9,469)	11.7%	$(31,797)	$(33,253)	(4.4)%
Floorplan assistance	9,680	10,009	(3.3)	27,036	27,620	(2.1)

Net floorplan (expense) income	$(901)	$540	(266.9)%	$(4,761)	$(5,633)	(15.5)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)
NET INCOME RECONCILIATION:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change

As reported	$20,816	$26,420	(21.2)%	$62,479	$73,603	(15.1)%
Adjustments:
Lease Terminations	57	—		2,823	—
Asset impairments	215	—		450	—
Loss on bond redemption	995	127		995	307

Adjusted (1)	$22,083	$26,420	(16.4)%	$66,747	$73,603	(9.3)%
DILUTED EARNINGS PER SHARE RECONCILIATION:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change

As reported	$0.90	$1.10	(18.2)%	$2.63	$3.01	(12.6)%
Adjustments:
Lease Terminations	—	—		0.12	—
Asset impairments	0.01	—		0.02	—
Loss on bond redemption	0.04	—		0.04	—

Adjusted (1)	$0.95	$1.10	(13.6)%	$2.81	$3.01	(6.6)%

(1)	Adjusted net income and adjusted diluted earnings per share means net income or diluted earnings per share, as the case may be, plus the adjustments noted above. We use adjusted net income and adjusted diluted earnings per share in our evaluation of the performance of the company, as we believe that they provide additional information regarding the performance of our operations. We believe the presentation of these measures is relevant and useful to investors because they improve period-to-period comparability and are more reflective of our operating performance. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income or diluted earnings per share prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income and diluted earnings per share calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.